UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

GREENLAND ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________________________________________

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GREENLAND ACQUISITION CORPORATION
Suite 906, Tower W1, Oriental Plaza, No. 1 East
Chang’an Street, Dongcheng District, Beijing,
People’s Republic of China

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 24, 2019

October 21, 2019

To the Shareholders of Greenland Acquisition Corporation:

On September 26, 2019, Greenland Acquisition Corporation (the “Company” or “Greenland) filed with the Securities and Exchange Commission and commenced mailing its definitive proxy statement (“Definitive Proxy Statement”) with respect to a special meeting in lieu of an annual meeting to be held on October 17, 2019 to consider and vote upon, among other things, the approval of its previously announced proposed business combination with Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”).

At the special meeting held on October 17, 2019, the shareholders approved a proposal to adjourn the vote of the matters to be considered at the special meeting until 10:00 a.m., Eastern Time, on October 24, 2019. The meeting will be held at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. The record date for the special meeting remains September 18, 2019. In connection with the adjournment of the special meeting, the final date for public shareholders to demand redemption of their shares has been extended to 5:00 p.m., Eastern Time, on October 23, 2019.

This proxy supplement (this “Proxy Supplement”) is to supplement certain information presented in the Definitive Proxy Statement to address certain recent developments. This Proxy Supplement should be read in conjunction with the Definitive Proxy Statement. Terms used in this Proxy Supplement and not otherwise defined have the meanings set forth in the Definitive Proxy Statement or the share exchange agreement (the “Share Exchange Agreement”) by and among the Company, Zhongchai Holding and certain other parties.

Legal Proceedings

On July 12, 2019, the Company filed with the SEC a preliminary proxy statement in connection with a special meeting of the shareholders of the Company to consider and vote on the Business Combination and related matters. Subsequently, the Company filed an amendment to the Preliminary Proxy Statement (the “Amended Preliminary Proxy Statement”) and on September 26, 2019, the Company filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”).

As disclosed in the Definitive Proxy Statement, on September 19, 2019, a purported class action challenging the Business Combination was filed in the United States District Court for the District of Delaware (the “District Court”), captioned Wheby v. Greenland Acquisition Corporation, et al., Case No. 19-1758-MN (D. Del.) (the “Action”). The Action alleged certain violations of the Securities Exchange Act of 1934, as amended, and sought, among other things, to enjoin the Business Combination from closing (or, if consummated, to rescind the Business Combination or award rescissory damages), to require the Company to issue a separate proxy statement, and to receive an award of attorneys’ fees and costs. The Company believes that the allegations in the complaint are without merit and denies that any further disclosure beyond that already contained in the Preliminary Proxy Statement is required under applicable law to supplement the Preliminary Proxy Statement included therein which has been disseminated to shareholders of the Company. Nonetheless, in order to moot plaintiff’s unmeritorious disclosure claims, avoid nuisance and possible expenses, and provide additional information to the shareholders, the Company determined to voluntarily make minor modifications to the Definitive Proxy Statement, which the Company deemed immaterial.

On October 14, 2019, the plaintiff, the Company and all other named defendants in the Action entered into a confidential memorandum of understanding (the “MOU”), pursuant to which a Stipulation and Order of Dismissal (“Stipulation of Dismissal”) of the Action was filed on October 14, 2019. The Stipulation of Dismissal was approved and entered by the District Court on October 15, 2019. Among other things, the Stipulation of Dismissal acknowledged that the Definitive Proxy Statement mooted the plaintiff’s claims regarding the sufficiency of disclosures, dismissed all claims asserted in the Action, with prejudice as to the plaintiff only, permits the plaintiff to seek an award of attorneys’ fees in connection with the mooted claims, and reserves the defendants’ rights to oppose such an award, if appropriate.

PIPE Financing

On September 8, 2019, the Company entered into subscription agreements (“Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors an aggregate of $6,000,000 of ordinary shares of the Company, at a price of $10.25 per share, in a private placement (the “PIPE Financing”) simultaneously with or immediately prior to the closing of the Company’s initial business combination, and the PIPE Investors will have the right to reduce their obligation to purchase such ordinary share to the extent that they purchase ordinary shares of the Company in one or more open market purchases or in privately negotiated transactions with third parties (any shares so purchased, “Backstop Shares”), which, if held and not redeemed in accordance with the requirements of the Subscription Agreements, will reduce the number of ordinary shares required to be purchased by such PIPE Investors in the PIPE Financing. Two Subscription Agreements were entered into with the PIPE Investors, one of which provided for $1,000,000 of the PIPE Financing (the “1M Agreement”), and the other for $5,000,000 of the PIPE Financing (the “$5M Agreement”).

Effective October 17, 2019, the Company and the subscriber which entered into the $5M Agreement mutually agreed to terminate the $5M Agreement pursuant to a termination agreement (the “Termination Agreement”). In addition, the subscriber which entered into the $1M Agreement has advised the Company that it has acquired $1,000,000 of shares in open market or privately negotiated transactions. As a result, the Company has not issued, and does not expect to issue, any ordinary shares pursuant to the Subscription Agreements. The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Termination Agreement, a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K on October 21, 2019 with the SEC and incorporated herein by reference.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in the Definitive Proxy Statement.

The following selected unaudited pro forma condensed combined balance sheet as of May 31, 2019 combines the historical balance sheet of Greenland as of May 31, 2019 and the historical consolidated balance sheet of Zhongchai Holding as of June 30, 2019, giving effect to the Business Combination as described below on a pro forma basis as if it had been completed on May 31, 2019. The following selected unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2019 and the period ended November 30, 2018 combines the historical consolidated statement of operations of Greenland for the six months ended May 31, 2019 and for the period from December 28, 2017 (inception) through November 30, 2018 with the historical consolidated statement of operations and comprehensive income of Zhongchai Holding for the six months ended June 30, 2019 and the year ended December 31, 2018, giving effect to the Business Combination as described on a pro forma basis as if it had been completed as of the earliest period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenland,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zhongchai Holding” and the following historical financial statements and accompanying notes of Greenland and Zhongchai Holding, which are included elsewhere in the Definitive Proxy Statement:

•        Greenland’s unaudited financial statements as of and for the six months ended May 31, 2019 and the related notes;

•        Greenland’s audited financial statements as of November 30, 2018 and for the period from December 28, 2017 (inception) through November 30, 2018 and the related notes;

•        Zhongchai Holding’s unaudited consolidated financial statements as of and for the six months ended June 30, 2019 and the related notes; and

•        Zhongchai Holding’s audited consolidated financial statements as of and for the year ended December 31, 2018 and the related notes.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the Company’s operating results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the Business Combination. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the combined company will experience. Zhongchai Holding and Greenland have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of Redemption into cash of Greenland Shares:

•        Scenario 1 — Assuming no Redemptions for cash: This presentation assumes that no Greenland shareholders exercise Redemption Rights with respect to their Public Shares upon consummation of the Business Combination; and

•        Scenario 2 — Assuming Redemptions of 3,821,622 Public Shares for cash: This presentation assumes that Greenland shareholders exercise their Redemption Rights with respect to a maximum of 3,821,622 Public Shares upon consummation of the Business Combination at a Redemption Price of approximately $10.19 per share. The maximum Redemption amount is derived from a minimum net tangible asset requirement of $5,000,001 required pursuant to the Share Exchange Agreement, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum Redemptions.

	Six Months Ended May 31, 2019 (Greenland) and the Six Months Ended June 30, 2019 (Zhongchai Holding)
	Greenland (Historical)	Zhongchai Holding (Historical)	Combined Pro Forma – No Redemptions	Combined Pro Forma – Maximum Redemptions
Statements of Operations Data:
Total revenue	$—	$28,550,770	$28,550,770	$28,550,770
Costs of goods sold	—	21,925,996	21,925,996	21,925,996
Total operating expenses	595,092	2,639,168	2,927,024	2,927,024
Income (loss) from operations	(595,092)	3,985,606	3,697,750	3,697,750
Net income (loss)	(89,254)	3,006,252	2,734,426	2,734,426
Net income attributable to noncontrolling interests	—	334,304	334,304	334,304
Net income (loss) attributable to the Company	$(89,254)	$2,671,948	$2,400,122	$2,400,122
Weighted average shares outstanding, basic and diluted	1,917,552		13,800,200	9,978,578

Basic and diluted (loss) income per share	$(0.28)		$0.17	$0.24
	For the Period from December 28, 2017 (inception) through November 30, 2018 (Greenland) and the Year Ended December 31, 2018 (Zhongchai Holding)
	Greenland (Historical)	Zhongchai Holding (Historical)	Combined Pro Forma – No Redemptions	Combined Pro Forma – Maximum Redemptions
Statements of Operations Data:
Total revenue	$—	$60,213,088	$60,213,088	$60,213,088
Costs of goods sold	—	46,139,858	46,139,858	46,139,858
Total operating expenses	372,998	5,375,978	5,748,976	5,748,976
(Loss) income from operations	(372,998)	8,697,252	8,324,254	8,324,254
Net income (loss)	(66,784)	6,623,551	6,295,488	6,295,488
Net income attributable to noncontrolling interests	—	741,077	741,077	741,077
Net income (loss) attributable to the Company	$(66,784)	$5,882,474	$5,554,411	$5,554,411
Weighted average shares outstanding, basic and diluted	1,415,310		13,800,200	9,924,742
Basic and diluted (loss) income per share	$(0.24)		$0.40	$0.56

	As of May 31, 2019 (Greenland) and June 30, 2019 (Zhongchai Holding)
	Greenland (Historical)	Zhongchai Holding (Historical)	Combined Pro Forma – No Redemptions	Combined Pro Forma – Maximum Redemptions
Balance Sheet Data:
Cash and cash equivalents	$344,842	$4,714,552	$46,878,808	$8,706,520
Restricted cash	$—	$562,945	$562,945	$562,945
Marketable securities held in trust account	$44,829,414	$—	$—	$—
Total assets	$45,227,064	$106,473,436	$148,690,500	$110,518,212
Current maturities of long-term debt	$—	$34,049,066	$34,049,066	$34,049,066
Long-term debt, net of current maturities	$—	$1,818,235	$1,818,235	$1,818,235
Total liabilities	$1,290,451	$63,940,371	$63,985,146	$63,985,146
Ordinary shares subject to possible redemption	$38,936,612	$—	$—	$—
Total shareholders’ equity	$5,000,001	$42,533,065	$84,705,354	$46,533,066

COMPARATIVE PER SHARE INFORMATION

The following table sets forth historical comparative per share information of Greenland and Zhongchai Holding on a stand-alone basis and the unaudited pro forma condensed combined per share information after giving effect to the Business Combination, (1) assuming no Greenland shareholders exercise their Redemption Rights with respect to their Public Shares upon the consummation of the Business Combination; and (2) assuming that Greenland shareholders exercise their Redemption Rights with respect to a maximum of 3,821,622 Public Shares upon consummation of the Business Combination. There could be more Public Shares redeemed as long as Greenland has at least $5,000,001 of net tangible assets upon consummation of the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of Greenland” and “Selected Historical Consolidated Financial and Other Data of Zhongchai Holding” and the historical financial statements of Greenland and Zhongchai Holding included elsewhere in the Definitive Proxy Statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of the Definitive Proxy Statement entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of the Company would have been had the Business Combination been completed or to project the Company’s results of operations that may be achieved after the Business Combination. The unaudited pro forma shareholders’ equity per share information below does not purport to represent what the value of Zhongchai Holding and Greenland would have been had the Business Combination been completed nor the shareholders’ equity per share for any future date or period.

	Greenland (Historical)	Zhongchai Holding (Historical)		Combined Pro Forma – No Redemptions	Combined Pro Forma – Maximum Redemptions
Six Months Ended May 31, 2019 (Greenland) and Six Months Ended June 30, 2019 (Zhongchai Holding)

Net (loss) income	$(89,254)		$2,671,948	$2,400,122	$2,400,122
Shareholders’ equity	$5,000,001		$42,533,065	$84,705,354	$46,533,066
Weighted average ordinary shares outstanding – basic and diluted	1,917,552		n/a	13,800,200	9,978,578
Net (loss) income per share attributable to ordinary shares – basic and diluted	$(0.28)	$	n/a	$0.17	$0.24
Shareholders’ equity per share – basic and diluted	$2.61	$	n/a	$6.14	$4.66

For the Period from December 28, 2017 (inception) through November 30, 2018 (Greenland) and for the year ended December 31, 2018 (Zhongchai Holding)

Net (loss) income	$(66,784)		$5,882,474	$5,554,411	$5,554,411
Weighted average ordinary shares outstanding – basic and diluted	1,415,310		n/a	13,800,200	9,924,742
Net (loss) income per share attributable to ordinary shares – basic and diluted	$(0.24)	$	n/a	$0.40	$0.56

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Greenland is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of May 31, 2019 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended May 31, 2019 and year ended November 30, 2018 give pro forma effect to the Business Combination as if it had occurred as of the earliest period presented. This information should be read together with Zhongchai Holding’s and Greenland’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zhongchai Holding,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenland” and other financial information included elsewhere in the Definitive Proxy Statement.

The unaudited pro forma combined balance sheet as of May 31, 2019 has been prepared using the following:

•        Zhongchai Holding’s unaudited historical consolidated balance sheet as of June 30, 2019, as included elsewhere in the Definitive Proxy Statement; and

•        Greenland’s unaudited historical balance sheet as of May 31, 2019, as included elsewhere in the Definitive Proxy Statement.

The unaudited pro forma combined statement of operations for the six months ended May 31, 2019 has been prepared using the following:

•        Zhongchai Holding’s unaudited historical consolidated statement of operations and comprehensive income for the six months ended June 30, 2019, as included elsewhere in the Definitive Proxy Statement; and

•        Greenland’s unaudited historical statement of operations for the six months ended May 31, 2019, as included elsewhere in the Definitive Proxy Statement.

The unaudited pro forma combined statement of operations for the year ended November 30, 2018 has been prepared using the following:

•        Zhongchai Holding’s audited historical consolidated statement of operations and comprehensive income for the year ended December 31, 2018, as included elsewhere in the Definitive Proxy Statement; and

•        Greenland’s audited historical statement of operations for the period from December 28, 2017 (inception) through November 30, 2018, as included elsewhere in the Definitive Proxy Statement.

Description of the Transaction

The Business Combination consists of a series of transactions pursuant to which Greenland will acquire 100% of the issued and outstanding capital stock of Zhongchai Holding, in exchange for the issuance of 7,500,000 Greenland Shares to the Zhongchai Equity Holder.

Accounting for the Transaction

The Business Combination will be accounted for as a reverse merger, accompanied by a recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Greenland will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Zhongchai Equity Holder controlling the majority of the relative voting rights, Zhongchai Equity Holder being expected to have the largest interest of the combined company, Zhongchai Holding’s senior management comprising the senior management of the combined company, the relative size of Zhongchai Holding compared to Greenland, and Zhongchai Holding’s operations comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Zhongchai Holding issuing stock for the net assets of Greenland, accompanied by a recapitalization. The net assets of Greenland will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Zhongchai Holding.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the combined company will experience. Zhongchai Holding and Greenland have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of Redemption into cash of Greenland Shares:

•        Scenario 1 — Assuming no Redemptions for cash: This presentation assumes that no Greenland shareholders exercise Redemption Rights with respect to their Public Shares upon consummation of the Business Combination; and

•        Scenario 2 — Assuming Redemptions of 3,821,622 Public Shares for cash: This presentation assumes that Greenland shareholders exercise their Redemption Rights with respect to a maximum of 3,821,622 Public Shares upon consummation of the Business Combination at a Redemption Price of approximately $10.19 per share. The maximum Redemption amount is derived from a minimum net tangible asset requirement of $5,000,001 required pursuant to the Share Exchange Agreement, after giving effect to the payments to redeeming shareholders. There could be more Public Shares redeemed as long as Greenland has at least $5,000,001 of net tangible assets upon consummation of the Business Combination. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum Redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 7,500,000 Greenland Shares to be issued to the Zhongchai Equity Holder under Scenarios 1 and 2.

As a result of the Business Combination and immediately following the Closing, assuming no Greenland shareholders elect to redeem their shares for cash, the Zhongchai Equity Holder is expected to own approximately 54.3% of the outstanding Greenland Shares, Hanyi Zhou, an independent third party that acted as a finder in connection with the Business Combination, is expected to own approximately 0.4% of the outstanding Greenland Shares and the current holders of Greenland Shares are expected to own approximately 45.3% of the outstanding Greenland Shares (approximately 35.1% held by the Public Shareholders, approximately 0.2% held by Chardan and approximately 10.0% held by the Sponsor), based on the number of Greenland shares outstanding as of May 31, 2019 (in each case, not giving effect to any shares issuable to them upon exercise of Warrants). As a result, Zhongchai Equity Holder will be the single largest shareholder of Greenland following consummation of the Business Combination with no current shareholder of Greenland owning more than 10% of the issued and outstanding Greenland Shares.

If 3,821,622 Greenland Shares are redeemed for cash, which assumes the maximum Redemption of Greenland’s shares and providing for a minimum net tangible asset value of $5,000,001 after giving effect to payments to redeeming shareholders, the Zhongchai Equity Holder is expected to own approximately 75.2% of the outstanding Greenland Shares, Hanyi Zhou, an independent third party that acted as a finder in connection with the Business Combination, is expected to own approximately 0.5% of the outstanding Greenland Shares and the current holders of Greenland Shares are expected to own approximately 24.3% of the outstanding Greenland Shares (approximately 10.2% held by the Public Shareholders, approximately 0.2% held by Chardan and approximately 13.9% held by the Sponsor) to be outstanding immediately after the Business Combination (in each case, not giving effect to any shares issuable to them upon exercise of Warrants).

PRO FORMA COMBINED BALANCE SHEET
AS OF MAY 31, 2019
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Zhongchai	(B) Greenland	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$4,714,552	$344,842	$44,829,414	(1)
			(250,000	)(2)		$764,324	(3)
			(2,760,000	)(3)	$46,878,808	(38,936,612	)(4)	$8,706,520
Restricted cash	562,945	—	—		562,945	—		562,945
Notes receivable	14,972,902	—	—		14,972,902	—		14,972,902
Accounts receivables, net	12,856,480	—	—		12,856,480	—		12,856,480
Inventories	12,419,855	—	—		12,419,855	—		12,419,855
Prepaid expenses and other current assets	285,435	52,808	—		338,243	—		338,243
Total Current Assets	45,812,169	397,650	41,819,414		88,029,233	(38,172,288)		49,856,945
Marketable securities held in Trust Account	—	44,829,414	(44,829,414	)(1)	—	—		—
Property, plant and equipment, net	21,327,045	—	—		21,327,045	—		21,327,045
Land use rights, net	3,964,270	—	—		3,964,270	—		3,964,270
Deferred tax assets	533,908	—	—		533,908	—		533,908
Goodwill	3,947	—	—		3,947	—		3,947
Due from related parties	34,030,261	—	—		34,030,261	—		34,030,261
Other assets	801,836	—	—		801,836	—		801,836
Total Assets	$106,473,436	$45,227,064	$(3,010,000)		$148,690,500	$(38,172,288)		$110,518,212

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$34,049,066	$—	$—		$34,049,066	$—		$34,049,066
Accounts payable and accrued expenses	16,710,619	44,775	—		16,755,394	—		16,755,394
Taxes payable	97,675	—	—		97,675	—		97,675
Customer deposits	62,941	—	—		62,941	—		62,941
Promissory note – related party	—	250,000	(250,000	)(2)	—	—		—
Due to related party	3,617,753	—	—		3,617,753	—		3,617,753
Other current liabilities	2,706,477	—	—		2,706,477	—		2,706,477
Total Current Liabilities	57,244,531	294,775	(250,000)		57,289,306	—		57,289,306
Long-term debt	1,818,235	—	—		1,818,235	—		1,818,235
Deferred underwriting fee	—	995,676	(995,676	)(3)	—	—		—
Other liabilities	4,877,605	—	—		4,877,605	—		4,877,605
Total Liabilities	63,940,371	1,290,451	(1,245,676)		63,985,146	—		63,985,146

Commitments and Contingencies
Ordinary shares subject to redemption	—	38,936,612	(38,936,612	)(4)	—	—		—

Shareholders’ Equity
Ordinary Shares	1,290	5,156,039	38,936,612	(4)
			12,143,977	(5)
			507,500	(6)	56,745,418	(38,936,612	)(4)	17,808,806
Additional paid-in capital	12,300,015	—	(12,300,015	)(5)	—	—		—
Retained earnings (Accumulated deficit)	21,863,375	(156,038)	(1,764,324	)(3)
			156,038	(5)
			(507,500	)(6)	19,591,551	764,324	(3)	20,355,875
Accumulated other comprehensive income	447,218	—	—		447,218	—		447,218
Total Shareholders’ Equity	34,611,898	5,000,001	37,172,288		76,784,187	(38,172,288)		38,611,899
Non-controlling interest	7,921,167	—	—		7,921,167	—		7,921,167
Total Equity	42,533,065	5,000,001	37,172,288		84,705,354	(38,172,288)		46,533,066
Total Liabilities and Shareholders’ Equity	$106,473,436	$45,227,064	$(3,010,000)		$148,690,500	$(38,172,288)		$110,518,212

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)     Derived from the unaudited consolidated balance sheet of Zhongchai Holding as of June 30, 2019.

(B)     Derived from the unaudited balance sheet of Greenland as of May 31, 2019.

(1)     Reflects the release of cash from marketable securities held in the Trust Account.

(2)     Reflects the repayment of promissory notes payable to the Sponsor at the closing of the Business Combination.

(3)     Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of approximately $1.76 million (under Scenario 1) or $0.99 million (under Scenario 2), legal, financial advisory, accounting and other professional fees. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $1.0 million is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(4)     In Scenario 1, which assumes no Greenland shareholders exercise their Redemption Rights, all Greenland Shares previously subject to Redemption for cash amounting to $38.9 million would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 and 2 above, but also assumes the maximum number of Greenland Shares are redeemed for cash by Greenland shareholders, $38.9 million would be paid out in cash. The $38.9 million, which is the amount required to redeem 3,821,622 Greenland Shares, represents the maximum Redemption amount to leave a minimum of $5.0 million of net tangible assets from Greenland, including the cash to be released from Greenland’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on May 31, 2019.

(5)     Reflects recapitalization of Zhongchai Holding through (a) the contribution of all the share capital in Zhongchai Holding to Greenland, (b) the issuance of 7,500,000 Greenland Shares and (c) the elimination of the historical accumulated deficit of Greenland, the accounting acquiree.

(6)     Reflects the issuance of 50,000 Greenland Shares, valued at $0.51 million (or approximately $10.15 per share) to Hanyi Zhou, an independent third party that acted as a finder in connection with the Business Combination, as compensation for services provided. The amount is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

Upon consummation of the Business Combination, 4,682,000 rights would convert into 468,200 Greenland Shares.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED MAY 31, 2019
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Zhongchai	(B) Greenland	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Revenues	$28,550,770	$—	$—		$28,550,770	$—		$28,550,770
Cost of goods sold	21,925,996	—	—		21,925,996	—		21,925,996
Gross profit	6,624,774	—	—		6,624,774	—		6,624,774

Operating expenses
Selling expenses	598,096	—	(153)		597,943	—		597,943
General and administrative expenses	890,293	595,092	(307,083	)(1)	1,178,302	—		1,178,302
Research and development	1,150,779	—	—		1,150,779	—		1,150,779
Total operating expenses	2,639,168	595,092	(307,236)		2,927,024	—		2,927,024
Operating income (loss)	3,985,606	(595,092)	307,236		3,697,750	—		3,697,750

Other income (expense):
Interest income	13,093	514,684	(514,684	)(2)	13,093	—		13,093
Unrealized gain on marketable securities	—	7,343	(7,343	)(2)	—	—		—
Interest expense	(877,543)	—	—		(877,543)	—		(877,543)
Other	462,047	(16,189)	—		445,858	—		445,858
Income (loss) before income taxes	3,583,203	(89,254)	(214,791)		3,279,158	—		3,279,158
Provision for income taxes	576,951	—	(32,219	)(3)	544,732	—	(3)	544,732
Net income	3,006,252	(89,254)	(182,572)		2,734,426	—		2,734,426
Less: net income attributable to noncontrolling interest	334,304	—	—		334,304			334,304
Net (loss) income attributable to Company	$2,671,948	$(89,254)	$(182,572)		$2,400,122	$—		$2,400,122

Weighted average shares outstanding, basic and diluted		1,917,552	11,882,648	(4)	13,800,200	(3,821,622	)(4)	9,978,578
Basic and diluted net (loss) income per share		$(0.28)			$0.17			$0.24

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED NOVEMBER 30, 2018
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(C) Zhongchai	(D) Greenland	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Revenues	$60,213,088	$—	$—		$60,213,088	$—		$60,213,088
Cost of goods sold	46,139,858	—	—		46,139,858	—		46,139,858
Gross profit	14,073,230	—	—		14,073,230	—		14,073,230

Operating expenses
Selling expenses	1,215,976	—	—		1,215,976	—		1,215,976
General and administrative expenses	1,647,599	372,998	—		2,020,597	—		2,020,597
Research and development	2,512,403	—	—		2,512,403	—		2,512,403
Total operating expenses	5,375,978	372,998	—		5,748,976	—		5,748,976
Operating income (loss)	8,697,252	(372,998)	—		8,324,254	—		8,324,254

Other income (expense):
Interest income	22,668	315,911	(315,911	)(2)	22,668	—		22,668
Unrealized loss on marketable securities	—	(8,524)	8,524	(2)	—	—		—
Interest expense	(1,554,864)	—	—		(1,554,864)	—		(1,554,864)
Other	851,451	(1,173)	—		850,278	—		850,278
Income (loss) before income taxes	8,016,507	(66,784)	(307,387)		7,642,336	—		7,642,336
Provision for income taxes	1,392,956	—	(46,108	)(3)	1,346,848	—	(2)	1,346,848
Net income (loss)	6,623,551	(66,784)	(261,279)		6,295,488	—		6,295,488
Less: net income attributable to noncontrolling interest	741,077	—	—		741,077			741,077
Net income (loss) attributable to Company	$5,882,474	$(66,784)	$(261,279)		$5,554,411	$—		$5,554,411

Weighted average shares outstanding, basic and diluted		1,415,310	12,384,890	(4)	13,800,200	(3,875,458	)(4)	9,924,742
Basic and diluted net loss (income) per share		$(0.24)			$0.40			$0.56

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)    Derived from the unaudited consolidated statement of operations and comprehensive income of Zhongchai Holding for the six months ended June 30, 2019.

(B)    Derived from the unaudited statement of operations of Greenland for the six months ended May 31, 2019.

(C)    Derived from the audited consolidated statement of operations and comprehensive income of Zhongchai Holding for the year ended December 31, 2018.

(D)    Derived from the audited statement of operations of Greenland for the period from December 28, 2017 (inception) through November 30, 2018.

(1)    Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical consolidated financial statements of Zhongchai and Greenland in the amount of $0.15 million and $0.15 million, respectively, for the six months ended May 31, 2019. There were no such amounts recorded for the year ended November 30, 2018.

(2)    Represents an adjustment to eliminate interest income and unrealized loss on marketable securities held in the Trust Account as of the beginning of the period.

(3)    To record the tax effect of the pro forma adjustments applied at Zhongchai Holding’s normalized blended statutory income tax rate of 15.0%.

(4)    The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the IPO occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted income (loss) per share excludes the effect of (1) Warrants to purchase 2,341,000 Greenland Shares and (2) a unit purchase option exercisable for 240,000 Greenland Shares, Warrants to purchase 120,000 Greenland Shares and Rights that convert into 24,000 Greenland Shares, because the inclusion of these securities would be anti-dilutive.

Six Months Ended May 31, 2019	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Greenland Public Shares(1)	4,840,000	1,018,378
Greenland Shares held by Sponsor and Chardan(1)	1,410,200	1,410,200
Greenland Shares issued to Zhongchai Equity Holder in Business Combination	7,500,000	7,500,000
Greenland Shares issued to finder in Business Combination	50,000	50,000
Weighted average shares outstanding	13,800,200	9,978,578
Percent of shares owned by existing Zhongchai Equity Holder	54.3%	75.2%
Percent of shares owned by existing holders of Greenland Shares	45.3%	24.3%
Percent of shares owned by third party	0.4%	0.5%
Year Ended November 30, 2018	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Greenland Public Shares(1)	4,840,000	964,542
Greenland Shares held by the Sponsor and Chardan(1)	1,410,200	1,410,200
Greenland Shares issued to Zhongchai Equity Holder in Business Combination	7,500,000	7,500,000
Greenland Shares issued to finder in Business Combination	50,000	50,000
Weighted average shares outstanding	13,800,200	9,924,742
Percent of shares owned by existing Zhongchai Equity Holder	54.3%	75.6%
Percent of shares owned by existing holders of Greenland Shares	45.3%	23.9%
Percent of shares owned by third party	0.4%	0.5%

____________

(1)      Includes shares received upon the conversion of rights.

Please read the Proxy Supplement carefully and in its entirety together with the Definitive Proxy Statement, which was previously mailed to you, before voting. To the extent that any information contained in the Proxy Supplement is inconsistent with the information contained in the Definitive Proxy Statement, the Proxy Supplement shall be deemed to have superseded the Definitive Proxy Statement.

If you have questions about the proposals or if you need additional copies of the Proxy Supplement, the Definitive Proxy Statement or the proxy card, you should contact Advantage Proxy, the proxy solicitor for Greenland, toll-free at (877) 870-8565 or by email at ksmith@advantageproxy.com.

Sincerely,
/s/ Yanming Liu
Yanming Liu
Chairman and Chief Executive Officer

The Company, Zhongchai Holding and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, additional participants in the proxy solicitation and a description of their direct and indirect interests is contained in the Definitive Proxy Statement.

This Proxy Supplement is dated October 21, 2019.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT (AS MODIFIED BY THIS PROXY SUPPLEMENT), PASSED UPON THE MERITS OR FAIRNESS OF THE EXTENSION AMENDMENT OR THE TRUST AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT (AS MODIFIED BY THIS PROXY SUPPLEMENT). ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.